CBNK Reports 4Q EPS of $0.91
4Q ROA of 1.71% and ROE of 15.23%
FY 2025: Record Earnings, Double-Digit Balance Sheet Growth and a 1.71% ROA
Fourth Quarter 2025 Highlights
•GAAP Net Income of $15.0 million was flat compared to 3Q 2025. Earnings per share of $0.91 increased $0.02 per share, compared to 3Q 2025 and return on average assets ("ROA") of 1.71% decreased 6 basis points compared to 3Q 2025
◦Core net income(1) of $15.0 million, or $0.91 per share increased $0.19 per share compared to 3Q 2025 and Core ROA(1) of 1.71% increased 28 basis points compared to 3Q 2025
•Book value per common share of $24.54 at December 31, 2025, increased $0.74 compared to 3Q 2025, and increased $3.23 when compared to 4Q 2024
◦Tangible book value per share(1) of $22.05, increased 3.4% (not annualized), or $0.72 as compared to 3Q 2025, and increased 15.5%, or $2.96 compared to 4Q 2024
•Return on average equity ("ROE") of 15.23% decreased 34 basis points compared to 3Q 2025, and return on average tangible common equity ("ROTCE")(1) of 17.23% decreased 26 basis points compared to 3Q 2025
◦Core ROE(1) of 15.23% increased 267 basis points compared to 3Q 2025 and Core ROTCE(1) of 17.23% increased 308 basis points compared to 3Q 2025
•Gross Loans(2) grew $137.5 million, or 19.3% (annualized), during 4Q 2025, and grew $329.3 million, or 12.5% from 4Q 2024
•Total deposits grew $180.9 million, or 24.6% (annualized), from 3Q 2025 and grew $331.0 million, or 12.0% from 4Q 2024
◦Customer Deposit3 growth of $41.8 million, or 6.2% (annualized) from 3Q 2025, and $287.4 million, or 11.8% from 4Q 2024
•Net interest income decreased $1.7 million, or 3.3% (not annualized) from 3Q 2025, mainly due to the $4.6 million of accretion during 3Q 2025 from refinancing callable brokered time deposits acquired in the IFH transaction, and increased $6.0 million, or 13.4% from 4Q 2024, primarily driven by growth from the Commercial Bank.
•Net Interest Margin ("NIM") of 5.94% decreased 42 bps compared to 3Q 2025 and increased 7 bps compared to 4Q 2024
◦Commercial Bank NIM(1) of 4.18% decreased by 46 bps (but increased 21 bps when excluding purchase accounting accretion ("PAA")), compared to 3Q 2025, and increased 19 bps, compared to 4Q 2024
◦4Q 2025 net PAA of $0.2 million, or 3 bps of NIM and 3 bps of Commercial Bank NIM(1), decreased $5.3 million, or 61 bps, compared to 3Q 2025.
•The allowance for credit losses to total loans ("ACL Coverage Ratio") equaled 1.85% at December 31, 2025, which represented a 3 bps decrease from September 30, 2025, and remained flat year-over-year.
◦The Commercial Bank ACL Coverage Ratio(1) equaled 1.65% at December 31, 2025, which represented a 5 bps decrease from 1.70% at both September 30, 2025 and December 31, 2024
•Fee Revenue (noninterest income) totaled $12.5 million, or 19.9% of total revenue for 4Q 2025, an increase of $1.4 million from 3Q 2025 primarily due to SBIC income, and increased $0.6 million from 4Q 2024
•Cash Dividend of $0.12 per share declared by the Board of Directors
•Shares repurchased and retired during the three months ended December 31, 2025, as part of the Company's stock repurchase program, totaled 304,288 shares at an average price of $28.12, for a total cost of $8.6 million
(1) As used in this press release, Core net income, Core ROA, Core ROE, ROTCE, Core ROTCE, Commercial Bank NIM, Commercial Bank ACL Coverage Ratio, and Tangible Book Value are non–U.S. generally accepted accounting principles ("GAAP") financial measures. These non-GAAP financial metrics excludes the impact of income from the call of brokered time deposits, merger-related expenses and other pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.
(2) Gross loans represent portfolio loans receivable, net of deferred fees and costs.
(3) Customer Deposits represents total deposits excluding brokered deposits.

Rockville, Maryland, January 26, 2026 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $15.0 million, or $0.91 per diluted share, for 4Q 2025, compared to net income of $15.1 million, or $0.89 per diluted share, for 3Q 2025, and $7.5 million, or $0.45 per diluted share, for 4Q 2024. Core net income(1) for 4Q 2025 of $15.0 million, or $0.91 per diluted share, compared to $12.2 million, or $0.72 per diluted share in 3Q 2025, and $15.5 million, or $0.92 per diluted share, for 4Q 2024.
The Company also declared a cash dividend on its common stock of $0.12 per share. The dividend is payable on February 28, 2026 to shareholders of record on February 9, 2026.
“Our diversified business model continues to be a source of consistency and strength enabling us to perform at a high level in different market conditions" said Ed Barry, CEO of the Company. With the IFH integration behind us, our focus on executing our strategic plan remains our top priority. Our growth levers offer us a wide range of options on which we are capitalizing."
“We continue to demonstrate our ability to deliver meaningful growth in tangible book value per share and loans outstanding, and we are pleased that net interest margin has proven durable” said Steven J Schwartz, Chairman of the Company. “Our ongoing and planned investments in technology and human capital give me confidence that we are well-positioned to carry forward our strategy for profitable organic growth and to capitalize on opportunities that may arise for bolt-on and other acquisitions. Further, I expect our ongoing, opportunistic stock buyback program will, over time, prove to have been a wise use of our capital.”

Reconciliation of GAAP Net Income to Core (Non-GAAP) Net Income
The following table provides a reconciliation of the Company's net income under GAAP to core net income (non-GAAP) results excluding income from the call of brokered time deposits, merger-related expenses and other one-time non-recurring transactions.

	Fourth Quarter 2025				Third Quarter 2025
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Diluted Earnings per Share
GAAP Net Income	$19,681	$4,644	$15,037	$0.91	$19,867	$4,802	$15,065	$0.89
Deduct: Income from the Call of Brokered Time Deposits	—	—	—		(4,618)	(1,129)	(3,489)
Add: Merger-Related Expenses	—	—	—		697	122	575
Core Net Income(1)	$19,681	$4,644	$15,037	$0.91	$15,946	$3,795	$12,151	$0.72

	Year Ended December 31, 2025				Year Ended December 31, 2024
(in thousands except per share data)	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Diluted Earnings per Share	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Diluted Earnings per Share
GAAP Net Income	$74,944	$17,774	$57,170	$3.41	$41,832	$10,860	$30,972	$2.12
Deduct: Income from the Call of Brokered Time Deposits	(4,618)	(1,129)	(3,489)		—	—	—
Add: Merger-Related Expenses	3,361	752	2,609		3,930	622	3,308
Add: Non-recurring Equity and Debt Investment Write-Down	—	—	—		2,620	—	2,620
Add: Initial IFH ACL Provision	—	—	—		4,194	1,025	3,169
Core Net Income(1)	$73,687	$17,397	$56,290	$3.36	$52,576	$12,507	$40,069	$2.74
Note: The income tax expense reflects the non-deductibility of certain merger-related expenses.

1 As used in this press release, Core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes the impact of income from the call of brokered time deposits, merger-related expenses and other certain pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Fourth Quarter 2025 Results
Earnings Summary
Net income of $15.0 million was flat compared to 3Q 2025, and earnings per share of $0.91 increased $0.02 per share from 3Q 2025. Net income increased $7.5 million, or 99.6%, from $7.5 million, or $0.45 per diluted share, for 4Q 2024. 4Q 2025 core net income(1) of $15.0 million, or $0.91 per diluted share, increased $2.9 million, or 18.1%, from 3Q 2025 core net income of $12.2 million, or $0.72 per diluted share. 4Q 2025 core net income decreased $0.4 million, or 2.8%, from 4Q 2024 core net income of $15.5 million, or $0.92 per diluted share.
•Net interest income of $50.3 million decreased $1.7 million, or 3.3% (not annualized), compared to 3Q 2025, and increased $6.0 million, or 13.4%, year-over-year.
◦During 3Q 2025 there were two non-recurring events that impacted net interest income.
▪The Bank identified Fee Revenue that was also previously recognized as Interest Income in the first and second quarter. As a result, the Bank recorded a one-time adjustment of $1.3 million of interest income ("Interest Income Adjustment"). There was no corresponding adjustment needed to Fee Revenue as the fee income was correctly recognized during those periods.
▪Also, the Bank issued a call of brokered time deposits acquired from the IFH transaction, resulting in the accelerated accretion of $4.6 million ("Call of Brokered Time Deposits").
▪When excluding the Call of Brokered Time Deposits and Interest Income Adjustment in 3Q 2025, net interest income increased $1.6 million, or 3.2%, from 3Q 2025.
◦Interest income of $68.6 million increased $3.7 million, or 5.8% (not annualized), over 3Q 2025, and increased $6.9 million, or 11.2%, year-over-year. When excluding the Interest Income Adjustment, interest income increased $2.4 million from 3Q 2025, driven by $0.8 million of growth from OpenSky™ and $1.6 million from the Commercial Bank, while the increase year-over-year was primarily driven by strong balance sheet growth and higher net PAA.
▪Interest income included $0.1 million from net PAA in 4Q 2025, compared to $0.2 million in 3Q 2025 and $0.7 million in net PAA in 4Q 2024.
◦Interest expense of $18.4 million increased $5.5 million, or 42.6% (not annualized), compared to 3Q 2025, and increased $1.0 million, or 5.6%, year-over-year. When excluding the Call of Brokered Time Deposits, interest expense increased $0.9 million, or 5.1%, compared to 3Q 2025, primarily driven by $0.5 million lower PAA and a $0.4 million increase from borrowings costs. The increase of $1.0 million year-over-year was primarily driven by $1.3 million of lower PAA offset by a $0.3 million shift in portfolio mix.
▪Interest expense included a $0.2 million benefit from net PAA in 4Q 2025, compared to a $5.3 million benefit in 3Q 2025, which included $4.6 million from the Call of Brokered Time Deposits. There was $1.4 million from net PAA in 4Q 2024.
•The 4Q 2025 provision for credit losses was $4.0 million, a decrease of $0.7 million from 3Q 2025. During the quarter, a $2.0 million credit to the allowance for credit losses was made to reflect recoveries resulting from the sale of $69.5 million charged-off OpenSky™ credit card receivables. Net charge-offs totaled $2.4 million, or 0.32% of portfolio loans (annualized), down from $2.5 million or 0.35% of portfolio loans (annualized), in 3Q 2025. Net charge-offs in the quarter include $1.9 million from the Commercial Bank and $0.5 million from OpenSky™ loans. Net charge-offs for the Commercial Bank increased $1.6 million from 3Q 2025 primarily driven by legacy Commercial Bank loans not previously provided for, and OpenSky™ net-charge-offs decreased $1.7 million from 3Q 2025 primarily driven by the sale of OpenSky™ credit card debt.
1 As used in this press release, Core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes the impact of income from the call of brokered time deposits, merger-related expenses and other certain pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

◦At December 31, 2025, the ACL Coverage Ratio was 1.85%, down 3 bps from September 30, 2025, and flat year-over-year.
•Fee Revenue of $12.5 million increased $1.4 million, compared to 3Q 2025 and increased $0.6 million year-over-year. During 4Q 2025, Core fee revenue(1) of $12.5 million increased $1.4 million as a result of a $1.2 million higher SBIC investment income and a $0.3 million increase in credit card fees from OpenSky™, offset by a $0.1 million decrease in loan servicing rights income. Year-over-year core fee revenue(1) decreased $2.1 million primarily due to a decrease in government lending revenue of $2.3 million offset by a $0.1 million increase from mortgage banking revenue and an increase of $0.1 million from service charges on deposits. Core fee revenue mix was 19.9% of total revenue for 4Q 2025, compared to 17.5% during 3Q 2025, and 24.7% during 4Q 2024.
•Noninterest expense of $39.1 million increased $0.7 million compared to 3Q 2025 and increased $1.6 million compared to 4Q 2024. Core noninterest expense(1) of $39.1 million increased $1.4 million compared to 3Q 2025 and increased $4.2 million compared to 4Q 2024. Core comparisons include:
◦The increase of $1.4 million quarter-over-quarter was primarily driven by professional fees including costs for investment in OpenSky™ initiatives and other investments in technology, offset by decreases from OpenSky™ marketing, occupancy & equipment from leases and software contracts, and data processing from Windsor™ and OpenSky™.
◦Year-over-year expense growth of $4.2 million was driven by professional fees associated with investments in shared services areas, personnel expense due to headcount growth, marketing expense from OpenSky™, and regulatory fees driven by the acquisition of IFH.
•Income tax expense of $4.6 million, or 23.6% of pre-tax income for 4Q 2025, decreased $0.2 million from $4.8 million, or 24.2% of pre-tax income for 3Q 2025. The effective income tax rate change quarter-over-quarter was primarily due to the $1.1 million utilization of a deferred tax asset related to the Call of Brokered Time Deposits during 3Q 2025.
◦The Core effective income tax rate(1) for 4Q 2025 and 3Q 2025 would have been 23.6% and 23.8%, respectively.
1 As used in this press release, Core fee revenue, Core noninterest expense, and Core effective income tax rate are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and other certain pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Balance Sheet
Total assets of $3.6 billion at December 31, 2025 increased $216.8 million from September 30, 2025. Total assets growth year-over-year was $399.3 million, or 12.5%.
•Gross Loans of $2.96 billion at December 31, 2025 increased $137.5 million, or 19.3% (annualized), from September 30, 2025 and increased $329.3 million, or 12.5%, year-over-year.
◦Compared to September 30, 2025, growth was primarily driven by $79.1 million from commercial and industrial ("C&I"), $25.7 million from residential real estate, $15.3 million from construction real estate, $9.5 million from lender finance, and $5.9 million from OpenSky™.
◦Compared to December 31, 2024, growth was primarily driven by $143.7 million from C&I, $77.3 million from residential real estate, $40.5 million from commercial real estate ("CRE"), $38.3 million from construction real estate, $14.6 million from OpenSky™, and $12.8 million from lender finance.
◦C&l loans, plus owner-occupied CRE loans totaled 37.7% of total portfolio loans at December 31, 2025, consistent with the prior quarter, and 37.8% at December 31, 2024.
•Total deposits of $3.09 billion at December 31, 2025 increased $180.9 million, or 24.6% (annualized), from September 30, 2025, and increased $331.0 million, or 12.0% (annualized) from December 31, 2024.
◦When excluding the increase in brokered time deposits of $139.1 million, customer deposits increased $41.8 million or 5.7% (annualized), including $116.0 million of growth in customer money market deposits, offset by a decrease of $49.5 million in customer time deposits, an $18.5 million decrease from interest-bearing demand accounts, a $5.0 million decrease from noninterest-bearing deposits, and a $1.2 million decrease from savings accounts.
◦The increase in total deposits of $331.0 million year-over-year was driven by $288.5 million in growth from customer money market deposits, $43.6 million from brokered time deposits, $41.6 million from noninterest-bearing deposits, $18.4 million from interest-bearing demand accounts, offset by a decrease of $59.2 million from customer time deposits, and $1.8 million from savings accounts.
◦Insured and protected1 deposits were approximately $2.1 billion as of December 31, 2025 representing 68.4% of the Company's deposit portfolio.
◦Low interest and noninterest-bearing DDA deposits of $1.1 billion, or 36.3% of deposits, decreased $24.7 million, or 8.6% (annualized) from 3Q 2025, but increased $58.1 million, or 5.5% year-over-year.
▪The average rate on the low interest and noninterest-bearing deposits was 0.14% for 4Q 2025, which remained flat compared to 3Q 2025 and year-over-year.
•The average portfolio loans-to-deposit ratio was 97.0% for 4Q 2025, compared to 95.6% for 3Q 2025, and 99.3% for 4Q 2024.
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $230.1 million, or 6.4% of total assets, an effective duration of 2.5 years, with U.S. Treasury Securities representing 60% of the overall investment portfolio at December 31, 2025. The accumulated other comprehensive income (loss) on the investment securities portfolio improved $1.0 million during the quarter to negative $5.8 million after-tax as of December 31, 2025, which represents 1.4% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
•Liquidity – The Company maintains stable and reliable sources of available borrowings, generally consistent with prior quarter. Sources of available borrowings at December 31, 2025 totaled $817.9 million, compared to $858.4 from 3Q 2025. During 4Q 2025, available collateralized lines of credit
1 Protected deposits includes deposits that are indirectly protected under the product terms.

totaled $731.6 million, unsecured lines of credit with other banks totaled $76.0 million and unpledged investment securities available as collateral for potential additional borrowings totaled $9.3 million.
•Capital Positions – As of December 31, 2025, the Company reported a Common Equity Tier-1 capital ratio of 12.98%, compared to 13.54% at September 30, 2025. At December 31, 2025, the Company and the Bank maintained regulatory capital ratios that exceed all capital adequacy requirements.
◦Shares repurchased and retired during the three months ended December 31, 2025, as part of the Company's stock repurchase program, totaled 304,288 shares at an average price of $28.12, for a total cost of $8.6 million. As of December 31, 2025, there was $3.3 million remaining to be repurchased under the current $15.0 million authorization repurchase program, which will expire on February 28, 2026.

Financial Metrics
Net Interest Margin – NIM of 5.94% for 4Q 2025, decreased 42 bps compared to the prior quarter, and increased 7 bps year-over-year. Commercial Bank NIM(1) of 4.18% decreased 46 bps (but increased 21 bps when excluding PAA) compared to the prior quarter, and increased 19 bps year-over-year. Net PAA for 4Q 2025 was 3 bps for NIM and 3 bps for Commercial Bank NIM(1).
•3Q 2025 includes the previously mentioned $4.6 million Call of Brokered Time Deposits and $1.3 million Interest Income Adjustment. Excluding the Interest Income Adjustment and Call of Brokered Time Deposits in 3Q 2025, Commercial Bank NIM(1) declined to 4.18%, or 3 bps, in 4Q 2025.
•The average yield on interest earning assets of 8.10% increased 17 bps compared to the prior quarter and decreased 7 bps year-over-year. During 3Q 2025 there was a 16 bps impact from the Interest Income Adjustment. Excluding this item, the average yield in 3Q 2025 would have been 8.09%, which results in a increase of 1 bps compared to 3Q 2025. The decrease quarter-over-quarter was primarily a result of changes in the overall rate environment. The average yield decreased 7 bps year-over-year primarily due to changes in the overall rate environment.
◦The Commercial Bank Loan Yield(1) of 6.95% for 4Q 2025 increased 21 bps compared to 3Q 2025, and decreased 3 bps year-over-year. Excluding the Interest Income Adjustment impact, the average yield in 3Q 2025 would have been 6.94%, which remained flat compared to 3Q 2025.
•The total cost of deposits of 2.36% for 4Q 2025 increased 63 bps compared to the prior quarter and decreased 14 bps year-over-year. During 3Q 2025 there was a 63 bps impact from the Call of Brokered Time Deposits. Excluding this item, the cost of deposits for the quarter would have been 2.36%, and 4Q 2025 would have been consistent with 3Q 2025.
•The total cost of interest-bearing deposits increased 87 bps quarter-over-quarter, and decreased 19 bps year-over-year, to 3.28% for 4Q 2025. Excluding the Call of Brokered Time Deposits, the 3Q 2025 cost of interest-bearing deposits would have been 3.28%, and 4Q 2025 would have been consistent with 3Q 2025. The decrease year-over-year was due to a shift in product mix as well as a change in the rate environment.
•Net PAA of $0.2 million, or 3 bps of NIM and 3 bps of Commercial Bank NIM(1), during 4Q 2025, decreased $5.3 million from 3Q 2025 mainly due to the Call of Brokered Time Deposits. There was $0.7 million from net PAA during 4Q 2024.
•NIM for 2025 was 6.10%, a year-over-year decrease of 15 bps from 6.22% for 2024. The decrease was primarily driven by the acquisition of commercial loans from IFH, which diluted the impact from OpenSky™.
◦Commercial Bank NIM(1) for 2025 was 4.38%, a year-over-year increase of 45 bps from 3.93% for 2024 that was primarily driven by the acquisition of commercial loans from IFH and balance sheet growth from the Commercial Bank during 2025. Excluding the Call of Brokered Time Deposits and Interest Income Adjustment, Commercial Bank NIM(1) for 2025 would have been 4.27%, an increase of 34 bps year-over-year.
Fee Revenue Mix – The fee revenue mix was 19.9% of total revenue for 4Q 2025, compared to 17.5% during 3Q 2025, and 21.2% during 4Q 2024. The core fee revenue mix(1) was 19.9% for 4Q 2025, compared to 17.5% during 3Q 2025, and 24.7% during 4Q 2024.
Credit Metrics and Asset Quality – The ACL Coverage Ratio equaled 1.85% at December 31, 2025, a decrease of 3 bps from September 30, 2025, and remained flat year-over-year.
1 As used in this press release, Commercial Bank NIM, Commercial Bank Loan Yield, Core fee revenue mix and Core efficiency ratio are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and other certain pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Nonperforming assets were $58.3 million or 1.62% of total assets at December 31, 2025, an increase of $6.0 million or 7 bps compared to September 30, 2025. The increase in nonperforming assets from 3Q 2025 was primarily driven by $3.9 million from OREO, or 5 bps, and $2.2 million from the acquired IFH portfolio, or 2 bps. Nonperforming assets increased $28.0 million or 67 bps year-over-year, mainly due to the $15.9 million increase during 3Q 2025 from two loan relationships acquired as part of the IFH transaction, described last quarter, $4.4 million from other changes in the acquired IFH portfolio, $3.9 million from OREO, and $3.8 million from the legacy Commercial Bank portfolio. At December 31, 2025, substandard loans totaled $58.5 million, or 2.0% of total portfolio loans, compared to $56.8 million, or 2.0% of total portfolio loans, at September 30, 2025 and $48.4 million, or 1.8% of total portfolio loans, at December 31, 2024. The $10.1 million year-over-year increase in substandard loans was primarily driven by the $15.9 million of loans described above. At December 31, 2025, special mention loans totaled $57.9 million, or 2.0% of total portfolio loans, compared to $71.5 million, or 2.5% of total portfolio loans, at September 30, 2025, and $60.0 million, or 2.3% of total portfolio loans, at December 31, 2024.
Efficiency Ratios – The efficiency ratio was 62.3% for 4Q 2025, compared to 60.8% for 3Q 2025 and 66.7% for 4Q 2024. The core efficiency ratio(1) was 62.3% for 4Q 2025, which decreased from 64.4% compared to the prior quarter, and increased from 59.3% for 4Q 2024.

Financial Metrics (Continued)
Performance Ratios – ROA was 1.71% for 4Q 2025, compared to 1.77% for 3Q 2025, and 0.96% for 4Q 2024. Core ROA(1) for 4Q 2025 was 1.71%, compared to 1.43% for 3Q 2025, and 1.97% for 4Q 2024.
•ROE was 15.23% for 4Q 2025, compared to 15.57% for 3Q 2025, and 8.50% for 4Q 2024. Core ROE(1) was 15.23% for 4Q 2025, compared to 12.56% for 3Q 2025, and 17.46% for 4Q 2024.
•ROTCE(1) was 17.23% for 4Q 2025, compared to 17.49% for 3Q 2025, and 9.33% for 4Q 2024. Core ROTCE(1) for 4Q 2025 was 17.23%, compared to 14.15% for 3Q 2025, and 18.91% for 4Q 2024.
Book Value and Tangible Book Value – Book value per common share of $24.54 at December 31, 2025, increased $0.74 when compared to September 30, 2025, and increased $3.23 when compared to December 31, 2024. Tangible book value per common share(1) increased $0.72, or 3.4% (not annualized), to $22.05 at December 31, 2025 when compared to September 30, 2025, and increased $2.96, or 15.5%, when compared to December 31, 2024. Tangible book value(1) was impacted by the purchase accounting adjustments required as part of the IFH acquisition. Tangible book value per share(1) was equal to book value per share for periods prior to 4Q 2024.

1 As used in this press release, Core ROA, Core ROE, ROTCE, Core ROTCE, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and other certain pre-tax adjustments which are not indicative of operating performance and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Commercial Bank
Loan Growth – Portfolio loans(1) increased $129.6 million at December 31, 2025 compared to September 30, 2025, driven by $79.1 million from C&I, $25.7 million from residential real estate, and $15.3 million from construction real estate. Portfolio loans increased $327.8 million at December 31, 2025 compared to December 31, 2024, driven by $143.7 million from C&I, $77.3 million from residential real estate, and $40.5 million from CRE. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $52.0 million increased $3.0 million from the prior quarter, primarily due to 3Q 2025, due to growth in the Commercial Bank loan portfolio during the quarter. Excluding the $1.3 million Interest Income Adjustment in 3Q 2025, interest income grew by $1.6 million from 3Q 2025. Interest expense of $18.2 million increased $5.5 million, primarily due to 3Q 2025 including a $4.6 million benefit from the Call of Brokered Time Deposits. The remaining $0.9 million increase was due to $0.5 million from lower PAA and $0.4 million from short term borrowings during 4Q 2025.
Credit Metrics – Nonperforming assets increased 8 bps to 1.71% of total assets at December 31, 2025 compared to September 30, 2025. Total nonaccrual loans at December 31, 2025 were $54.4 million, an increase of $2.2 million or 4.0% compared to $52.2 million at September 30, 2025.
Classified and Criticized Loans – At December 31, 2025, special mention loans totaled $57.9 million, or 2.0% of total portfolio loans, compared to $71.5 million, or 2.5% of total portfolio loans, at September 30, 2025. At December 31, 2025, substandard loans totaled $58.5 million, or 2.0% of total portfolio loans, compared to $56.8 million, or 2.0% of total portfolio loans, at September 30, 2025.

OpenSky™
Accounts – During 4Q 2025, credit card accounts of 585.5 thousand declined by 2.1 thousand, or 0.4% (not annualized) from September 30, 2025, and increased 32.9 thousand, or 6.0% year-over-year.
Loan and Deposit Balances – Secured and unsecured loan balances, net of reserves for interest and fees, of $142.4 million at December 31, 2025 increased by $5.9 million, or 4.3% (not annualized), compared to September 30, 2025 and $14.6 million, or 11.5%, year-over-year. Deposit balances of $163.2 million for 4Q 2025 decreased $3.7 million compared to 3Q 2025 and decreased $3.2 million, or 1.9% year-over-year. Gross unsecured loan balances of $61.4 million at December 31, 2025 increased $7.7 million, or 14.4% (not annualized), compared to $53.6 million at September 30, 2025, and increased $18.9 million year-over-year. Gross secured loan balances of $83.1 million at December 31, 2025 decreased $1.7 million, or 2.0% (not annualized), compared to $84.7 million at September 30, 2025, and decreased $4.2 million, or 4.8% (not annualized) year-over-year.
Net Interest Income – Interest income of $16.4 million increased $0.7 million compared to 3Q 2025. Average OpenSky™ credit card loan balances, net of reserves and deferred fees of $133.9 million for 4Q 2025, increased $4.8 million, or 3.7% (not annualized), compared to 3Q 2025.
Fee Revenue – Total fee revenue of $4.8 million increased $0.3 million from the prior quarter primarily driven by other credit-card related fees associated with the legacy product.
Noninterest Expense – Total noninterest expense of $14.6 million increased $0.6 million compared to 3Q 2025, driven primarily by professional fees associated with the legacy and unsecured products.
OpenSky™ Credit – Portfolio credit metrics continued to be consistent with modeled expectations during 4Q 2025. The provision for credit losses of $1.3 million decreased $1.5 million when compared to the prior quarter, primarily due to a $2.0 million credit to the allowance for credit losses was made to reflect the debt sale.
(1) Portfolio loans represents portfolio loans receivable excluding deferred origination fees, net.

OpenSky's™ unsecured loan product is offered exclusively to current and former secured card customers. Unsecured loans have been offered by OpenSky™ since the fourth quarter of 2021 and have generally performed in accordance with management expectations over that time period.

Capital Bank Home Loans
Originations of loans held for sale totaled $107.3 million during 4Q 2025, with $83.0 million of mortgage loans sold resulting in a gain on sale of loans of $2.1 million, representing a 2.58% gain on sale as a percentage of total loans sold. Originations of loans held for sale totaled $80.7 million during 3Q 2025, with $66.4 million of mortgage loans sold resulting in a gain on sale of loans of $1.7 million, representing a 2.56% gain on sale as a percentage of total loans sold.

Windsor Advantage™
Gross government loan servicing revenue totaled $5.0 million, including $1.0 million of Capital Bank related servicing fees, during 4Q 2025. Gross government loan servicing revenue totaled $5.3 million, including $1.1 million of Capital Bank related servicing fees, during 3Q 2025. Windsor's™ total servicing portfolio was $3.1 billion at December 31, 2025, and $3.2 billion at September 30, 2025.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			4Q25 vs 3Q25		4Q25 vs 4Q24
(in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$68,634	$64,891	$61,707	$3,743	5.8%	$6,927	11.2%
Interest expense	18,355	12,871	17,380	5,484	42.6%	975	5.6%
Net interest income	50,279	52,020	44,327	(1,741)	(3.3)%	5,952	13.4%
Provision for credit losses	3,988	4,650	7,828	(662)	(14.2)%	(3,840)	(49.1)%
(Release of) provision for credit losses on unfunded commitments	(29)	217	122	(246)	(113.4)%	(151)	(123.8)%
Noninterest income	12,464	11,068	11,913	1,396	12.6%	551	4.6%
Noninterest expense	39,103	38,354	37,514	749	2.0%	1,589	4.2%
Income before income taxes	19,681	19,867	10,776	(186)	(0.9)%	8,905	82.6%
Income tax expense	4,644	4,802	3,243	(158)	(3.3)%	1,401	43.2%
Net income	$15,037	$15,065	$7,533	$(28)	(0.2)%	$7,504	99.6%

Pre-tax pre-provision net revenue ("PPNR") (1)	$23,640	$24,734	$18,726	$(1,094)	(4.4)%	$4,914	26.2%
Core PPNR(1)	$23,640	$20,813	$23,961	$2,827	13.6%	$(321)	(1.3)%

Common Share Data
Earnings per share - Basic	$0.91	$0.91	$0.45	$—	—%	$0.46	102.2%
Earnings per share - Diluted	$0.91	$0.89	$0.45	$0.02	2.2%	$0.46	102.2%
Core earnings per share - Diluted(1)	$0.91	$0.72	$0.92	$0.19	26.4%	$(0.01)	(1.1)%
Weighted average common shares - Basic	16,493	16,586	16,595
Weighted average common shares - Diluted	16,493	16,844	16,729

Return Ratios
Return on average assets (annualized)	1.71%	1.77%	0.96%
Core return on average assets (annualized)(1)	1.71%	1.43%	1.97%
Return on average equity (annualized)	15.23%	15.57%	8.50%
Core return on average equity (annualized)(1)	15.23%	12.56%	17.46%
Return on average tangible common equity (annualized)(1)	17.23%	17.49%	9.33%
Core return on average tangible common equity (annualized)(1)	17.23%	14.15%	18.91%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Year Ended
	December 31,
(in thousands, except per share data)	2025	2024	$ Change	% Change
Earnings Summary
Interest income	$260,871	$213,301	$47,570	22.3%
Interest expense	64,879	58,555	6,324	10.8%
Net interest income	195,992	154,746	41,246	26.7%
Provision for credit losses	14,965	17,720	(2,755)	(15.5)%
(Release of) provision for credit losses on unfunded commitments	188	385	(197)	(51.2)%
Noninterest income	49,187	31,410	17,777	56.6%
Noninterest expense	155,082	126,219	28,863	22.9%
Income before income taxes	74,944	41,832	33,112	79.2%
Income tax expense	17,774	10,860	6,914	63.7%
Net income	$57,170	$30,972	$26,198	84.6%

Pre-tax pre-provision net revenue ("PPNR") (1)	$90,097	$59,937	$30,160	50.3%
Core PPNR(1)	$88,840	$66,487	$22,353	33.6%

Common Share Data
Earnings per share - Basic	$3.45	$2.12	$1.33	62.7%
Earnings per share - Diluted	$3.41	$2.12	$1.29	60.8%
Core earnings per share - Diluted(1)	$3.36	$2.74
Weighted average common shares - Basic	16,582	14,584
Weighted average common shares - Diluted	16,768	14,640

Return Ratios
Return on average assets	1.71%	1.21%
Core return on average assets(1)	1.68%	1.57%
Return on average equity	15.13%	10.78%
Core return on average equity(1)	14.90%	13.94%
Return on average tangible common equity(1)	17.10%	11.07%
Core return on average tangible common equity(1)	16.84%	14.30%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	December 31,			September 30,	June 30,	March 31,
(in thousands, except per share data)	2025	2024	% Change	2025	2025	2025
Balance Sheet Highlights
Assets	$3,606,207	$3,206,911	12.5%	$3,389,442	$3,388,662	$3,349,805
Investment securities available-for-sale	230,083	223,630	2.9%	232,640	228,923	213,452
Mortgage loans held for sale	25,828	17,063	51.4%	14,146	15,933	30,005
Portfolio loans receivable (2)	2,959,457	2,630,163	12.5%	2,821,983	2,739,808	2,678,406
Allowance for credit losses	54,660	48,652	12.3%	53,045	47,447	48,454
Goodwill	25,969	21,126	22.9%	25,969	22,478	24,085
Intangible assets	13,246	14,072	(5.9)%	13,457	13,668	13,861
Core deposit intangibles	1,525	1,745	(12.6)%	1,576	1,627	1,695
Deposits	3,092,979	2,761,939	12.0%	2,912,053	2,940,738	2,891,333
FHLB borrowings	50,000	22,000	127.3%	22,000	22,000	22,000
Other borrowed funds	2,062	12,062	(82.9)%	12,062	12,062	12,062
Total stockholders' equity	401,978	355,139	13.2%	394,770	380,035	369,577
Tangible common equity (1)	361,238	318,196	13.5%	353,768	342,262	329,936

Common shares outstanding	16,381	16,663	(1.7)%	16,589	16,582	16,657
Book value per share	$24.54	$21.31	15.2%	$23.80	$22.92	$22.19
Tangible book value per share (1)	$22.05	$19.10	15.4%	$21.33	$20.64	$19.81
Dividends per share	$0.12	$0.10	20.0%	$0.12	$0.10	$0.10
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Year Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest income
Loans, including fees	$64,933	$60,838	$60,810	$58,691	$58,602	$245,272	$202,915
Investment securities available-for-sale	1,728	1,805	1,582	1,861	1,539	6,976	5,441
Federal funds sold and other	1,973	2,248	2,194	2,208	1,566	8,623	4,945
Total interest income	68,634	64,891	64,586	62,760	61,707	260,871	213,301

Interest expense
Deposits	17,805	12,732	16,722	16,512	16,385	63,771	56,170
Borrowed funds	550	139	218	201	995	1,108	2,385
Total interest expense	18,355	12,871	16,940	16,713	17,380	64,879	58,555

Net interest income	50,279	52,020	47,646	46,047	44,327	195,992	154,746
Provision for credit losses	3,988	4,650	4,081	2,246	7,828	14,965	17,720
(Release of) provision for credit losses on unfunded commitments	(29)	217	—	—	122	188	385
Net interest income after provision for credit losses	46,320	47,153	43,565	43,801	36,377	180,839	136,641
Noninterest income
Service charges on deposits	371	425	262	258	241	1,316	883
Credit card fees	4,837	4,509	4,298	3,722	3,733	17,366	15,999
Mortgage banking revenue	1,960	1,927	1,754	1,831	1,821	7,472	7,146
Government lending revenue	—	14	3,112	1,096	2,301	4,222	2,301
Government loan servicing revenue	4,036	4,265	3,644	3,568	3,993	15,513	3,993
Loan servicing rights (government guaranteed)	295	368	(590)	472	1,013	545	1,013
Non-recurring equity and debt investment write-down	—	—	—	—	(2,620)	—	(2,620)
Other income	965	(440)	626	1,602	1,431	2,753	2,695
Total noninterest income	12,464	11,068	13,106	12,549	11,913	49,187	31,410
Noninterest expenses
Salaries and employee benefits	17,914	17,728	18,460	18,067	16,513	72,169	56,037
Occupancy and equipment	2,638	2,849	2,995	2,910	2,976	11,392	8,244
Professional fees	4,294	2,131	2,422	2,112	2,150	10,959	7,846
Data processing	7,502	7,654	7,520	7,112	7,210	29,788	27,689
Advertising	1,398	1,714	1,371	1,779	1,032	6,262	6,359
Loan processing	1,152	1,114	979	743	969	3,988	2,431
Foreclosed real estate expenses, net	—	—	—	1	—	1	2
Merger-related expenses	—	697	1,398	1,266	2,615	3,361	3,930
Operational and other card fraud related losses	750	923	933	903	993	3,509	3,714
Regulatory assessment expenses	858	740	884	889	554	3,371	1,937
Other operating	2,597	2,804	2,610	2,271	2,502	10,282	8,030
Total noninterest expenses	39,103	38,354	39,572	38,053	37,514	155,082	126,219
Income before income taxes	19,681	19,867	17,099	18,297	10,776	74,944	41,832
Income tax expense	4,644	4,802	3,963	4,365	3,243	17,774	10,860
Net income	$15,037	$15,065	$13,136	$13,932	$7,533	$57,170	$30,972

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
(in thousands, except share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Cash and due from banks	$30,894	$25,724	$26,843	$27,836	$25,433
Interest-bearing deposits at other financial institutions	224,611	163,078	247,704	266,092	179,841
Federal funds sold	60	59	59	59	58
Total cash and cash equivalents	255,565	188,861	274,606	293,987	205,332
Investment securities available-for-sale	230,083	232,640	228,923	213,452	223,630
Restricted investments	8,397	7,057	7,043	7,031	4,479
Loans held for sale	25,828	14,146	15,933	30,005	17,063
Portfolio loans receivable, net of deferred fees and costs	2,959,457	2,821,983	2,739,808	2,678,406	2,630,163
Less allowance for credit losses	(54,660)	(53,045)	(47,447)	(48,454)	(48,652)
Total portfolio loans held for investment, net	2,904,797	2,768,938	2,692,361	2,629,952	2,581,511
Premises and equipment, net	15,072	15,304	14,863	15,085	15,525
Accrued interest receivable	16,695	19,011	15,149	19,458	16,664
Goodwill	25,969	25,969	22,478	24,085	21,126
Intangible assets	13,246	13,457	13,668	13,861	14,072
Core deposit intangibles	1,525	1,576	1,627	1,695	1,745
Loan servicing assets	1,816	2,070	2,221	2,244	5,511
Deferred tax asset	14,992	14,885	15,667	15,902	16,670
Bank owned life insurance	45,488	45,105	44,721	44,335	43,956
Other assets	46,734	40,423	39,402	38,713	39,627
Total assets	$3,606,207	$3,389,442	$3,388,662	$3,349,805	$3,206,911

Liabilities
Deposits
Noninterest-bearing	$852,520	$857,543	$836,979	$812,224	$810,928
Interest-bearing	2,240,459	2,054,510	2,103,759	2,079,109	1,951,011
Total deposits	3,092,979	2,912,053	2,940,738	2,891,333	2,761,939
Federal Home Loan Bank advances	50,000	22,000	22,000	22,000	22,000
Other borrowed funds	2,062	12,062	12,062	12,062	12,062
Accrued interest payable	8,745	8,045	8,158	9,995	9,393
Other liabilities	50,443	40,512	25,669	44,838	46,378
Total liabilities	3,204,229	2,994,672	3,008,627	2,980,228	2,851,772

Stockholders' equity
Common stock	164	166	166	167	167
Additional paid-in capital	120,913	127,359	126,888	128,692	128,598
Retained earnings	286,661	274,041	261,093	249,925	237,843
Accumulated other comprehensive loss	(5,760)	(6,796)	(8,112)	(9,207)	(11,469)
Total stockholders' equity	401,978	394,770	380,035	369,577	355,139
Total liabilities and stockholders' equity	$3,606,207	$3,389,442	$3,388,662	$3,349,805	$3,206,911

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended December 31, 2025			Three Months Ended September 30, 2025			Three Months Ended December 31, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$196,281	$1,868	3.78%	$194,858	$2,139	4.36%	$140,206	$1,446	4.10%
Federal funds sold	60	1	6.61	59	1	5.79	58	—	—
Investment securities available-for-sale	238,295	1,728	2.88	241,086	1,805	2.97	236,951	1,539	2.58
Restricted investments	6,725	104	6.14	7,052	108	6.06	7,292	120	6.55
Loans held for sale	17,118	263	6.10	13,783	228	6.57	25,614	193	3.00
Portfolio loans receivable(2)(3)	2,902,033	64,670	8.84	2,789,815	60,610	8.62	2,592,960	58,409	8.96
Total interest earning assets	3,360,512	68,634	8.10	3,246,653	64,891	7.93	3,003,081	61,707	8.17
Noninterest earning assets	138,028			131,643			117,026
Total assets	$3,498,540			$3,378,296			$3,120,107

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$269,342	366	0.54	$282,873	388	0.54	$257,446	424	0.66
Savings	12,033	11	0.36	12,887	15	0.47	13,497	20	0.59
Money market accounts	1,061,293	9,124	3.41	985,106	8,650	3.48	763,526	7,131	3.72
Time deposits	812,186	8,304	4.06	815,302	3,679	1.79	847,618	8,810	4.13
Borrowed funds	46,497	550	4.69	34,062	139	1.62	97,116	995	4.08
Total interest-bearing liabilities	2,201,351	18,355	3.31	2,130,230	12,871	2.40	1,979,203	17,380	3.49
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	67,509			43,245			58,460
Noninterest-bearing deposits	837,930			820,899			729,907
Stockholders’ equity	391,750			383,922			352,537
Total liabilities and stockholders’ equity	$3,498,540			$3,378,296			$3,120,107

Net interest spread			4.79%			5.53%			4.68%
Net interest income		$50,279			$52,020			$44,327
Net interest margin(4)			5.94%			6.36%			5.87%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, collectively, Commercial Bank Loan Yield was 6.95%, 6.74% and 6.98%, respectively.
(4)For the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, collectively, Commercial Bank Net Interest Margin was 4.18%, 4.64% and 3.99%, respectively.

	Year Ended December 31,
	2025			2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$194,080	$8,211	4.23%	$98,319	$4,569	4.65%
Federal funds sold	59	2	3.39	57	3	5.26
Investment securities available-for-sale	236,346	6,976	2.95	228,909	5,441	2.38
Restricted investments	6,648	410	6.17	5,563	373	6.71
Loans held for sale	12,576	892	7.09	12,121	569	4.69
Portfolio loans receivable(1)(2)	2,765,758	244,380	8.84	2,142,638	202,346	9.44
Total interest earning assets	3,215,467	260,871	8.11	2,487,607	213,301	8.57
Noninterest earning assets	133,207			66,442
Total assets	$3,348,674			$2,554,049

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$269,224	$1,513	0.56%	$221,437	$1,003	0.45%
Savings	12,789	60	0.47	6,732	27	0.40
Money market accounts	960,882	33,195	3.45	704,002	28,741	4.08
Time deposits	825,847	29,003	3.51	561,369	26,399	4.70
Borrowed funds	37,196	1,108	2.98	63,686	2,385	3.74
Total interest-bearing liabilities	2,105,938	64,879	3.08	1,557,226	58,555	3.76
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	53,197			34,043
Noninterest-bearing deposits	811,798			675,360
Stockholders’ equity	377,741			287,420
Total liabilities and stockholders’ equity	$3,348,674			$2,554,049

Net interest spread			5.03%			4.81%
Net interest income		$195,992			$154,746
Net interest margin(3)			6.10%			6.22%
(1)Includes nonaccrual loans.
(2)For the years ended December 31, 2025 and 2024, collectively. Commercial Bank Loan Yield was 6.99% and 7.03%, respectively.
(3)For the years ended December 31, 2025 and 2024, collectively. Commercial Bank Net Interest Margin was 4.38% and 3.93%, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, OpenSky™ (the Company’s credit card division), Windsor Advantage™ and Capital Bank Home Loans (the Company’s mortgage loan division).

Prior to March 31, 2025, the Company disclosed Corporate as a reportable segment. The Company has determined that what was previously deemed the Corporate reportable segment consists of other business activities that are associated with the Commercial Bank and are reflected in the tabular disclosures that follow. It should be noted that such restructuring of the tabular disclosure did not result in any changes to the Company's revenue and expense allocation methodology. The Company restructured prior period tabular disclosures to achieve appropriate comparability.

The following schedules reported internally for performance assessment by the chief operating decision maker presents financial information for each reportable segment for the periods indicated. Total assets are presented as of December 31, 2025, September 30, 2025, and December 31, 2024.

Segments
For the three months ended December 31, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$51,994	$16,377	$—	$263	$68,634
Interest expense	18,230	—	—	125	18,355
Net interest income	33,764	16,377	—	138	50,279
Provision for credit losses	2,715	1,273	—	—	3,988
Release of credit losses on unfunded commitments	(29)	—	—	—	(29)
Net interest income after provision	31,078	15,104	—	138	46,320
Noninterest income
Service charges on deposits	371	—	—	—	371
Credit card fees	—	4,837	—	—	4,837
Mortgage banking revenue	433	—	—	1,527	1,960
Government lending revenue	—	—	—	—	—
Government loan servicing revenue(1)	(952)	—	4,988	—	4,036
Loan servicing rights (government guaranteed)	295	—	—	—	295
Other income	698	10	—	257	965
Total noninterest income	845	4,847	4,988	1,784	12,464
Noninterest expenses
Salaries and employee benefits	11,071	3,038	2,425	1,380	17,914
Occupancy and equipment	1,773	688	40	137	2,638
Professional fees	3,047	947	53	247	4,294
Data processing	1,026	6,687	(165)	(46)	7,502
Advertising	608	634	(3)	159	1,398
Loan processing	101	475	163	413	1,152
Foreclosed real estate expenses, net	—	—	—	—	—
Merger-related expenses	—	—	—	—	—
Operational and other card fraud related losses	13	737	—	—	750
Regulatory assessment expenses	230	388	143	97	858
Other operating	639	966	763	229	2,597
Total noninterest expenses	18,508	14,560	3,419	2,616	39,103
Net income (loss) before taxes	$13,415	$5,391	$1,569	$(694)	$19,681

Total assets	$3,407,326	$140,914	$25,993	$31,974	$3,606,207
________________________
(1)     Gross government loan servicing revenue totaled $5.0 million, including $1.0 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended December 31, 2025.

Segments
For the three months ended September 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income(2)	$49,035	$15,628	$—	$228	$64,891
Interest expense(3)	12,768	—	—	103	12,871
Net interest income	36,267	15,628	—	125	52,020
Provision for credit losses	1,852	2,798	—	—	4,650
Provision for credit losses on unfunded commitments	217	—	—	—	217
Net interest income after provision	34,198	12,830	—	125	47,153
Noninterest income
Service charges on deposits	425	—	—	—	425
Credit card fees	—	4,509	—	—	4,509
Mortgage banking revenue	315	—	—	1,612	1,927
Government lending revenue	14	—	—	—	14
Government loan servicing revenue(1)	(1,074)	—	5,339	—	4,265
Loan servicing rights (government guaranteed)	368	—	—	—	368
Other (loss) income	(557)	(33)	—	150	(440)
Total noninterest income	(509)	4,476	5,339	1,762	11,068
Noninterest expenses
Salaries and employee benefits	10,559	3,271	2,455	1,443	17,728
Occupancy and equipment	1,635	632	416	166	2,849
Professional fees	1,079	571	198	283	2,131
Data processing	350	7,154	97	53	7,654
Advertising	694	833	76	111	1,714
Loan processing	740	15	67	292	1,114
Foreclosed real estate expenses, net	—	—	—	—	—
Merger-related expenses	697	—	—	—	697
Operational and other card fraud related losses	—	923	—	—	923
Regulatory assessment expenses	788	(30)	(11)	(7)	740
Other operating	1,493	587	614	110	2,804
Total noninterest expenses	18,035	13,956	3,912	2,451	38,354
Net income (loss) before taxes	$15,654	$3,350	$1,427	$(564)	$19,867

Total assets	$3,213,222	$134,422	$21,743	$20,055	$3,389,442
________________________
(1)     Gross government loan servicing revenue totaled $5.3 million, including $1.1 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended September 30, 2025
(2)     Interest income of $52.0 million for the Commercial Bank includes the $1.3 million Interest Income Adjustment.
(3)     Interest expense of $12.8 million for the Commercial Bank includes the $4.6 million Call of Brokered Time Deposits.

Segments
For the three months ended December 31, 2024
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$46,061	$15,454	$—	$192	$61,707
Interest expense	17,249	—	—	131	17,380
Net interest income	28,812	15,454	—	61	44,327
Provision for credit losses	6,651	1,177	—	—	7,828
Provision for credit losses on unfunded commitments	122	—	—	—	122
Net interest income after provision	22,039	14,277	—	61	36,377
Noninterest income
Service charges on deposits	241	—	—	—	241
Credit card fees	—	3,733	—	—	3,733
Mortgage banking revenue	284	—	—	1,537	1,821
Government lending revenue	2,301	—	—	—	2,301
Government loan servicing revenue(1)	(543)	—	4,536	—	3,993
Loan servicing rights (government guaranteed	1,013	—	—	—	1,013
Non-recurring equity and debt investment write-down	(2,620)	—	—	—	(2,620)
Other income	1,252	10	30	139	1,431
Total noninterest income	1,928	3,743	4,566	1,676	11,913
Noninterest expense
Salaries and employee benefits	10,383	2,985	1,662	1,483	16,513
Occupancy and equipment	1,655	617	537	167	2,976
Professional fees	914	845	123	268	2,150
Data processing	639	6,495	32	44	7,210
Advertising	767	79	106	80	1,032
Loan processing	754	14	3	198	969
Foreclosed real estate expenses, net	—	—	—	—	—
Merger-related expenses	2,615	—	—	—	2,615
Operational and other card fraud related losses	24	969	—	—	993
Regulatory assessment expenses	525	21	1	6	553
Other operating	1,596	570	206	131	2,503
Total noninterest expenses	19,872	12,595	2,670	2,377	37,514
Net income (loss) before taxes	$4,095	$5,425	$1,896	$(640)	$10,776

Total assets	$3,033,792	$125,913	$25,515	$21,691	$3,206,911
________________________
(1)     Gross government loan servicing revenue totaled $4.5 million, including $0.5 million of servicing fees earned from the Commercial Bank by WindsorTM, for the three months ended December 31, 2024.

Segments
For the year ended December 31, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income(3)	$199,122	$60,943	$—	$806	$260,871
Interest expense(4)	64,503	—	—	376	64,879
Net interest income	134,619	60,943	—	430	195,992
Provision for credit losses	6,172	8,793	—	—	14,965
Release of credit losses on unfunded commitments	188	—	—	—	188
Net interest income after provision	128,259	52,150	—	430	180,839
Noninterest income
Service charges on deposits	1,316	—	—	—	1,316
Credit card fees	—	17,366	—	—	17,366
Mortgage banking revenue	1,476	—	—	5,996	7,472
Government lending revenue	4,222	—	—	—	4,222
Government loan servicing revenue(1)	(4,116)	—	19,629	—	15,513
Loan servicing rights (government guaranteed)(2)	545	—	—	—	545
Other income	1,913	13	—	827	2,753
Total noninterest income	5,356	17,379	19,629	6,823	49,187
Noninterest expenses
Salaries and employee benefits	43,346	13,057	9,795	5,971	72,169
Occupancy and equipment	6,888	2,381	1,535	588	11,392
Professional fees	6,849	2,661	442	1,007	10,959
Data processing	2,270	27,320	118	80	29,788
Advertising	2,815	2,811	212	424	6,262
Loan processing	1,968	533	291	1,196	3,988
Foreclosed real estate expenses, net	1	—	—	—	1
Merger-related expenses	3,361	—	—	—	3,361
Operational and other card fraud related losses	144	3,365	—	—	3,509
Regulatory assessment expenses	2,743	388	143	97	3,371
Other operating	5,357	2,407	1,985	533	10,282
Total noninterest expenses	75,742	54,923	14,521	9,896	155,082
Net income (loss) before taxes	$57,873	$14,606	$5,108	$(2,643)	$74,944

Total assets	$3,407,326	$140,914	$25,993	$31,974	$3,606,207
________________________
(1)     Gross government loan servicing revenue totaled $19.6 million, including $4.1 million of servicing fees earned from the Commercial Bank by WindsorTM, for the year ended December 31, 2025.
(2)    Loan servicing rights of $0.5 million for the Commercial Bank includes a $1.7 million fair value adjustment associated with the loan servicing portfolio.
(3)    Interest income of $199.1 million for the Commercial Bank includes the $1.3 million Interest Income Adjustment.
(4)     Interest expense of $64.5 million for the Commercial Bank includes the $4.6 million Call of Brokered Time Deposits.

Segments
For the year ended December 31, 2024
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$150,948	$61,785	$—	$568	$213,301
Interest expense	58,192	—	—	363	58,555
Net interest income	92,756	61,785	—	205	154,746
Provision for credit losses	10,391	7,329	—	—	17,720
Provision for credit losses on unfunded commitments	385	—	—	—	385
Net interest income after provision	81,980	54,456	—	205	136,641
Noninterest income
Service charges on deposits	883	—	—	—	883
Credit card fees	—	15,999	—	—	15,999
Mortgage banking revenue	1,072	—	—	6,074	7,146
Government lending revenue	2,301	—	—	—	2,301
Government loan servicing revenue(1)	(543)	—	4,536	—	3,993
Loan servicing rights (government guaranteed)	1,013	—	—	—	1,013
Non-recurring equity and debt investment write-down	(2,620)	—	—	—	(2,620)
Other income	1,932	123	30	610	2,695
Total noninterest income	4,038	16,122	4,566	6,684	31,410
Noninterest expenses
Salaries and employee benefits	36,229	12,156	1,662	5,990	56,037
Occupancy and equipment	5,085	2,035	537	587	8,244
Professional fees	3,575	3,183	123	965	7,846
Data processing	1,496	25,991	32	170	27,689
Advertising	1,982	3,944	106	327	6,359
Loan processing	1,517	59	3	852	2,431
Foreclosed real estate expenses, net	2	—	—	—	2
Merger-related expenses	3,930	—	—	—	3,930
Operational and other card fraud related losses	37	3,677	—	—	3,714
Regulatory assessment expenses	1,909	21	1	6	1,937
Other operating	5,165	2,179	206	480	8,030
Total noninterest expenses	60,927	53,245	2,670	9,377	126,219
Net income (loss) before taxes	$25,091	$17,333	$1,896	$(2,488)	$41,832

Total assets	$3,033,792	$125,913	$25,515	$21,691	$3,206,911
________________________
(1)     Gross government loan servicing revenue totaled $4.5 million, including $0.5 million of servicing fees earned from the Commercial Bank by WindsorTM, for the year ended December 31, 2024.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Earnings:
Net income	$15,037	$15,065	$13,136	$13,932	$7,533
Earnings per common share, diluted	0.91	0.89	0.78	0.82	0.45
Net interest margin	5.94%	6.36%	6.04%	6.05%	5.87%
Commercial Bank net interest margin(2)	4.18%	4.64%	4.38%	4.32%	3.99%
Return on average assets(1)	1.71%	1.77%	1.60%	1.75%	0.96%
Return on average equity(1)	15.23%	15.57%	14.17%	15.56%	8.50%
Efficiency ratio	62.32%	60.79%	65.14%	64.94%	66.70%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$2,959,457	$2,821,983	$2,739,808	$2,678,406	$2,630,163
Total deposits	3,092,979	2,912,053	2,940,738	2,891,333	2,761,939
Total assets	3,606,207	3,389,442	3,388,662	3,349,805	3,206,911
Total stockholders' equity	401,978	394,770	380,035	369,577	355,139
Total average portfolio loans receivable, net deferred fees	2,902,033	2,789,815	2,733,865	2,634,110	2,592,960
Total average deposits	2,992,784	2,917,067	2,841,153	2,768,284	2,611,994
Portfolio loans-to-deposit ratio (period-end balances)	95.68%	96.91%	93.17%	92.64%	95.23%
Portfolio loans-to-deposit ratio (average balances)	96.97%	95.64%	96.22%	95.15%	99.27%

Asset Quality Ratios:
Nonperforming assets to total assets	1.62%	1.54%	1.07%	1.28%	0.94%
Nonperforming loans to total loans	1.84%	1.85%	1.32%	1.60%	1.15%
Net charge-offs to average portfolio loans (1)	0.32%	0.35%	0.75%	0.38%	0.37%
Allowance for credit losses to total loans	1.85%	1.88%	1.73%	1.81%	1.85%
Allowance for credit losses to non-performing loans	100.44%	101.53%	131.19%	112.86%	160.88%

Bank Capital Ratios:
Total risk based capital ratio	12.60%	12.95%	13.13%	12.93%	12.79%
Tier-1 risk based capital ratio	11.34%	11.69%	11.87%	11.67%	11.54%
Leverage ratio	9.24%	9.34%	9.39%	9.27%	9.17%
Common Equity Tier-1 capital ratio	11.34%	11.69%	11.87%	11.67%	11.54%
Tangible common equity	8.75%	9.06%	8.84%	8.66%	9.31%
Holding Company Capital Ratios:
Total risk based capital ratio	14.31%	15.25%	15.30%	14.97%	15.48%
Tier-1 risk based capital ratio	13.05%	13.62%	13.66%	13.32%	13.83%
Leverage ratio	10.72%	10.98%	10.90%	10.68%	11.07%
Common Equity Tier-1 capital ratio	12.98%	13.54%	13.58%	13.24%	13.74%
Tangible common equity	10.08%	10.60%	10.22%	9.94%	11.07%
_______________
(1)Annualized.
(2)Refer to Appendix for reconciliation of non-GAAP measures.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Composition of Loans:
Commercial real estate, non owner-occupied	$533,141	$509,878	$495,341	$484,399	$471,329
Commercial real estate, owner-occupied	418,701	442,827	436,421	420,643	440,026
Residential real estate	765,808	740,060	710,730	693,597	688,552
Construction real estate	359,566	344,290	343,189	343,280	321,252
Commercial and industrial	698,289	619,148	593,279	594,331	554,550
Lender finance	41,421	31,883	32,494	23,165	28,574
Business equity lines of credit	3,818	2,931	2,853	3,468	3,090
Credit card, net of reserve(3)	142,397	136,483	131,029	118,709	127,766
Other consumer loans	1,930	2,010	2,727	2,200	2,089
Portfolio loans receivable	$2,965,071	$2,829,510	$2,748,063	$2,683,792	$2,637,228
Deferred origination fees, net	(5,614)	(7,527)	(8,255)	(5,386)	(7,065)
Portfolio loans receivable, net	$2,959,457	$2,821,983	$2,739,808	$2,678,406	$2,630,163

Composition of Deposits:
Noninterest-bearing	$852,520	$857,543	$836,979	$812,224	$810,928
Interest-bearing demand	257,233	275,767	319,431	296,455	238,881
Savings	11,679	12,835	12,879	12,819	13,488
Money markets	1,105,183	989,159	960,237	912,418	816,708
Customer time deposits	489,687	539,207	541,079	549,630	548,901
Brokered time deposits	376,677	237,542	270,133	307,787	333,033
Total deposits	$3,092,979	$2,912,053	$2,940,738	$2,891,333	$2,761,939

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$107,283	$80,651	$80,334	$65,815	$89,998
Mortgage loans sold	82,998	66,409	59,663	54,144	77,399
Gain on sale of loans	2,145	1,698	1,597	1,664	1,897
Purchase volume as a % of originations	72.77%	92.32%	91.61%	90.73%	90.42%
Gain on sale as a % of loans sold(4)	2.58%	2.56%	2.68%	3.07%	2.45%
Mortgage commissions	$899	$656	$501	$545	$620

OpenSky™ Portfolio Metrics:
Open customer accounts	585,492	587,641	585,372	563,718	552,566
Secured credit card loans, gross	$83,065	$84,737	$86,400	$81,252	$87,226
Unsecured credit card loans, gross	61,378	53,633	46,352	38,987	42,430
Noninterest secured credit card deposits	163,184	166,874	168,936	168,796	166,355
_______________
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Quarter Ended
(in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net Income	$15,037	$15,065	$13,136	$13,932	$7,533
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	—	(3,489)	—	—	—
Add: Merger-Related Expenses, Net of Tax	—	575	1,070	964	2,151
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	—	—	2,620
Add: IFH ACL Provision, Net of Tax	—	—	—	—	3,169
Core Net Income	$15,037	$12,151	$14,206	$14,896	$15,473

Weighted Average Common Shares - Diluted	16,493	16,844	16,802	16,925	16,729
Earnings per Share - Diluted	$0.91	$0.89	$0.78	$0.82	$0.45
Core Earnings per Share - Diluted	$0.91	$0.72	$0.85	$0.88	$0.92

Average Assets	$3,498,540	$3,378,296	$3,292,533	$3,221,964	$3,120,107
Return on Average Assets(1)	1.71%	1.77%	1.60%	1.75%	0.96%
Core Return on Average Assets(1)	1.71%	1.43%	1.73%	1.87%	1.97%

Average Equity	$391,750	$383,922	$371,795	$363,115	$352,537
Return on Average Equity(1)	15.23%	15.57%	14.17%	15.56%	8.50%
Core Return on Average Equity(1)	15.23%	12.56%	15.33%	16.64%	17.46%

Net Interest Income	$50,279	$52,020	$47,646	$46,047	$44,327
Noninterest Income	12,464	11,068	13,106	12,549	11,913
Total Revenue	$62,743	$63,088	$60,752	$58,596	$56,240
Noninterest Expense	39,103	38,354	39,572	38,053	37,514
Efficiency Ratio(2)	62.3%	60.8%	65.1%	64.9%	66.7%

Net Interest Income	$50,279	$52,020	$47,646	$46,047	$44,327
Less: Brokered Time Deposit Call	—	4,618	—	—	—
Core Net Interest Income (a)	$50,279	$47,402	$47,646	$46,047	$44,327
Noninterest Income	12,464	11,068	13,106	12,549	11,913
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	—	—	2,620
Core Fee Revenue (b)	$12,464	$11,068	$13,106	$12,549	$14,533
Core Revenue (a) + (b)	$62,743	$58,470	$60,752	$58,596	$58,860

Noninterest Expense	$39,103	$38,354	$39,572	$38,053	$37,514
Less: Merger-Related Expenses	—	697	1,398	1,266	2,615
Core Noninterest Expense	$39,103	$37,657	$38,174	$36,787	$34,899
Core Efficiency Ratio(2)	62.3%	64.4%	62.8%	62.8%	59.3%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Year Ended
(in thousands, except per share data)	December 31, 2025	December 31, 2024

Net Income	$57,170	$30,972
Deduct: Income from the Call of Brokered Time Deposits, Net of Tax	(3,489)	—
Add: Merger-Related Expenses, Net of Tax	2,609	3,308
Add: Non-Recurring Equity and Debt Investment Write-Down	—	2,620
Add: IFH ACL Provision, Net of Tax	—	3,169
Core Net Income	$56,290	$40,069

Weighted Average Common Shares - Diluted	16,768	14,640
Earnings per Share - Diluted	$3.41	$2.12
Core Earnings per Share - Diluted	$3.36	$2.74

Average Assets	$3,348,674	$2,554,049
Return on Average Assets	1.71%	1.21%
Core Return on Average Assets	1.68%	1.57%

Average Equity	$377,741	$287,420
Return on Average Equity	15.13%	10.78%
Core Return on Average Equity	14.90%	13.94%

Net Interest Income	$195,992	$154,746
Noninterest Income	49,187	31,410
Total Revenue	$245,179	$186,156
Noninterest Expense	155,082	126,219
Efficiency Ratio(1)	63.3%	67.8%

Net Interest Income	$195,992	$154,746
Less: Brokered Time Deposit Call	4,618	—
Core Net Interest Income (a)	$191,374	$154,746
Noninterest Income	49,187	31,410
Add: Non-Recurring Equity and Debt Investment Write-Down	—	2,620
Core Fee Revenue (b)	$49,187	$34,030
Core Revenue (a) + (b)	$240,561	$188,776

Noninterest Expense	$155,082	$126,219
Less: Merger-Related Expenses	3,361	3,930
Core Noninterest Expense	$151,721	$122,289
Core Efficiency Ratio(1)	63.1%	64.8%
_______________
(1)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Commercial Bank Net Interest Margin	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Commercial Bank Net Interest Income	$33,764	$36,267	$33,073	$31,515	$28,812
Average Interest Earning Assets	3,360,576	3,246,653	3,163,421	3,087,943	3,003,081
Less: Average Non-Commercial Bank Interest Earning Assets	152,715	144,558	132,196	128,278	133,401
Average Commercial Bank Interest Earning Assets	$3,207,861	$3,102,095	$3,031,225	$2,959,665	$2,869,680
Commercial Bank Net Interest Margin	4.18%	4.64%	4.38%	4.32%	3.99%

Commercial Bank Net Interest Margin	Year Ended
(in thousands)	December 31, 2025	December 31, 2024

Commercial Bank Net Interest Income	$134,619	$92,756
Average Interest Earning Assets	3,215,483	2,487,607
Less: Average Non-Commercial Bank Interest Earning Assets	139,344	124,863
Average Commercial Bank Interest Earning Assets	$3,076,139	$2,362,744
Commercial Bank Net Interest Margin	4.38%	3.93%

Commercial Bank Portfolio Loans Receivable Yield	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Portfolio Loans Receivable Interest Income	$64,670	$60,610	$60,647	$58,453	$58,409
Less: Credit Card Loan Income	16,197	15,387	14,116	14,148	15,022
Commercial Bank Portfolio Loans Receivable Interest Income	$48,473	$45,223	$46,531	$44,305	$43,387
Average Portfolio Loans Receivable	2,902,033	2,789,815	2,733,865	2,634,110	2,592,960
Less: Average Credit Card Loans	133,858	129,100	121,414	118,723	120,993
Total Commercial Bank Average Portfolio Loans Receivable	$2,768,175	$2,660,715	$2,612,451	$2,515,387	$2,471,967
Commercial Bank Portfolio Loans Receivable Yield	6.95%	6.74%	7.14%	7.14%	6.98%

Commercial Bank Portfolio Loans Receivable Yield	Year Ended
(in thousands)	December 31, 2025	December 31, 2024

Portfolio Loans Receivable Interest Income	$244,380	$202,346
Less: Credit Card Loan Income	59,848	59,821
Commercial Bank Portfolio Loans Receivable Interest Income	$184,532	$142,525
Average Portfolio Loans Receivable	2,765,758	2,142,638
Less: Average Credit Card Loans	125,824	115,581
Total Commercial Bank Average Portfolio Loans Receivable	$2,639,934	$2,027,057
Commercial Bank Portfolio Loans Receivable Yield	6.99%	7.03%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net Income	$15,037	$15,065	$13,136	$13,932	$7,533
Add: Income Tax Expense	4,644	4,802	3,963	4,365	3,243
Add: Provision for Credit Losses	3,988	4,650	4,081	2,246	7,828
Add: (Release of) Provision for Credit Losses on Unfunded Commitments	(29)	217	—	—	122
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$23,640	$24,734	$21,180	$20,543	$18,726

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Year Ended
(in thousands)	December 31, 2025	December 31, 2024

Net Income	$57,170	$30,972
Add: Income Tax Expense	17,774	10,860
Add: Provision for Credit Losses	14,965	17,720
Add: (Release of) Provision for Credit Losses on Unfunded Commitments	188	385
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$90,097	$59,937

Core PPNR	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net Income	$15,037	$15,065	$13,136	$13,932	$7,533
Add: Income Tax Expense	4,644	4,802	3,963	4,365	3,243
Add: Provision for Credit Losses	3,988	4,650	4,081	2,246	7,828
Add: (Release of) Provision for Credit Losses on Unfunded Commitments	(29)	217	—	—	122
Deduct: Income from the Call of Brokered Time Deposits	—	(4,618)	—	—	—
Add: Merger-Related Expenses	—	697	1,398	1,266	2,615
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	—	—	2,620
Core PPNR	$23,640	$20,813	$22,578	$21,809	$23,961

Core PPNR	Year Ended
(in thousands)	December 31, 2025	December 31, 2024

Net Income	$57,170	$30,972
Add: Income Tax Expense	17,774	10,860
Add: Provision for Credit Losses	14,965	17,720
Add: (Release of) Provision for Credit Losses on Unfunded Commitments	188	385
Deduct: Income from the Call of Brokered Time Deposits	(4,618)	—
Add: Merger-Related Expenses	3,361	3,930
Add: Non-Recurring Equity and Debt Investment Write-Down	—	2,620
Core PPNR	$88,840	$66,487

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Allowance for Credit Losses	$54,660	$53,045	$47,447	$48,454	$48,652
Total Portfolio Loans	2,959,457	2,821,983	2,739,808	2,678,406	2,630,163
Allowance for Credit Losses to Total Portfolio Loans	1.85%	1.88%	1.73%	1.81%	1.85%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Allowance for Credit Losses	$54,660	$53,045	$47,447	$48,454	$48,652
Less: Credit Card Allowance for Credit Losses	8,232	7,413	6,762	5,905	6,402
Commercial Bank Allowance for Credit Losses	46,428	45,632	40,685	42,549	42,250
Total Portfolio Loans	2,959,457	2,821,983	2,739,808	2,678,406	2,630,163
Less: Gross Credit Card Loans	137,905	130,897	126,233	115,991	122,928
Commercial Bank Portfolio Loans	2,821,552	2,691,086	2,613,575	2,562,415	2,507,235
Commercial Bank Allowance for Credit Losses to Total Portfolio Loans	1.65%	1.70%	1.56%	1.67%	1.70%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Total Nonperforming Assets	$58,276	$52,247	$36,167	$42,934	$30,241
Total Assets	3,606,207	3,389,442	3,388,662	3,349,805	3,206,911
Nonperforming Assets to Total Assets	1.62%	1.54%	1.07%	1.28%	0.94%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Total Nonperforming Loans	$54,421	$52,247	$36,167	$42,934	$30,241
Total Portfolio Loans	2,959,457	2,821,983	2,739,808	2,678,406	2,630,163
Nonperforming Loans to Total Portfolio Loans	1.84%	1.85%	1.32%	1.60%	1.15%

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Total Net Charge-Offs	$2,373	$2,476	$5,088	$2,444	$2,427
Total Average Portfolio Loans	2,902,033	2,789,815	2,733,865	2,634,110	2,592,960
Net Charge-Offs to Average Portfolio Loans, Annualized	0.32%	0.35%	0.75%	0.38%	0.37%

Appendix

Reconciliation of Non-GAAP Measures

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Total Stockholders' Equity	$401,978	$394,770	$380,035	$369,577	$355,139
Less: Preferred Equity	—	—	—	—	—
Less: Intangible Assets	40,740	41,002	37,773	39,641	36,943
Tangible Common Equity	$361,238	$353,768	$342,262	$329,936	$318,196
Period End Shares Outstanding	16,381,088	16,589,241	16,581,990	16,657,168	16,662,626
Tangible Book Value per Share	$22.05	$21.33	$20.64	$19.81	$19.10

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net Income	$15,037	$15,065	$13,136	$13,932	$7,533
Add: Intangible Amortization, Net of Tax	200	199	200	199	198
Net Tangible Income	$15,237	$15,264	$13,336	$14,131	$7,731
Average Equity	391,750	383,922	371,795	363,115	352,537
Less: Average Intangible Assets	40,884	37,706	39,534	36,896	22,890
Net Average Tangible Common Equity	$350,866	$346,216	$332,261	$326,219	$329,647
Return on Average Equity	15.23%	15.57%	14.17%	15.56%	8.50%
Return on Average Tangible Common Equity	17.23%	17.49%	16.10%	17.57%	9.33%

Return on Average Tangible Common Equity	Year Ended
(in thousands)	December 31, 2025	December 31, 2024

Net Income	$57,170	$30,972
Add: Intangible Amortization, Net of Tax	798	198
Net Tangible Income	$57,968	$31,170
Average Equity	377,741	287,420
Less: Average Intangible Assets	38,763	5,754
Net Average Tangible Common Equity	$338,978	$281,666
Return on Average Equity	15.13%	10.78%
Return on Average Tangible Common Equity	17.10%	11.07%

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Core Net Income	$15,037	$12,151	$14,206	$14,896	$15,473
Add: Intangible Amortization, Net of Tax	200	199	200	199	198
Core Net Tangible Income	$15,237	$12,350	$14,406	$15,095	$15,671
Core Return on Average Tangible Common Equity	17.23%	14.15%	17.39%	18.77%	18.91%

Core Return on Average Tangible Common Equity	Year Ended
(in thousands)	December 31, 2025	December 31, 2024

Core Net Income	$56,290	$40,069
Add: Intangible Amortization, Net of Tax	798	198
Core Net Tangible Income	$57,088	$40,267
Core Return on Average Tangible Common Equity	16.84%	14.30%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the Washington, D.C., Baltimore, other Maryland markets, one bank branch in Fort Lauderdale, Florida, one bank branch in Chicago, Illinois and one bank branch in Raleigh, North Carolina. Capital Bancorp had assets of approximately $3.6 billion at December 31, 2025 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including acts or threats of terrorism and the ongoing war in Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the effects of federal government shutdowns, debt ceiling standoff, or other fiscal policy uncertainty; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them; climate change, and other catastrophic disasters; the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations, including the planned growth of Windsor AdvantageTM; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Jake Dalaya (301) 637-5118
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com